                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]


CYNTHIA M. KRUS
DIRECT LINE: 202.383.0218
Internet:ckrus@sablaw.com

                                 August 10, 2001

Allied Capital Corporation
1919 Pennsylvania Avenue, N.W.
3rd Floor
Washington, D.C.  20006

Ladies and Gentlemen:

         We have acted as counsel to Allied Capital Corporation, a Maryland corporation (the "Company") in connection with the offering from time to time by the Company of up to $300,000,000 of the Company's common stock, par value $0.0001 per share (the "Common Stock"), preferred stock (the "Preferred
Stock"), and/or debt securities (the "Debt Securities"). All the shares of Common Stock, Preferred Stock and Debt Securities are collectively referred to herein as "Securities." Such offering is the subject of a registration statement on Form N-2 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act") being filed by the Company. The Registration Statement provides that the Securities may be offered in separate series, in amounts, at prices, and on terms to be set forth in one or more supplements (each a "Prospectus Supplement") to the final prospectus (the "Prospectus").

         We have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of the Company as authentic copies of originals, of (i) the Company's charter (the "Charter") and its bylaws (the "Bylaws"), (ii) resolutions of the board of directors of the Company (the "Board") relating to the authorization of the preparation and filing of the Registration Statement and approving the offer and issuance of the Securities, and (iii) such other documents as in our judgment were necessary to enable us to render the opinions expressed below.

         In our review and examination of all such documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, and the conformity with authentic originals of all documents and records submitted to us as copies. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

Allied Capital Corporation
August 10, 2001
Page 2


         To the extent we have deemed appropriate, we have relied upon certificates of public officials and certificates and statements of corporate officers of the Company as to certain factual matters.

         We assume that the issuance, sale and amount of the Securities to be offered from time to time will be authorized and determined by proper action of the Board in accordance with the parameters described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Charter and Bylaws and with applicable Maryland law.

         This opinion is limited to the laws of the State of Maryland, and we express no opinion with respect to the laws of any other jurisdiction. The opinions expressed in this letter are based on our review of the General Corporation Law of Maryland.

         Based upon and subject to the foregoing and our investigation of such matters of law as we have considered advisable, we are of the opinion that:

         1. The Company is a corporation duly incorporated and existing under the laws of the State of Maryland.

         2. Upon due authorization by Board Action of the issuance of the Common Stock, and upon the consummation of the sale of the Common Stock and the payment of the consideration therefor in accordance with the terms and provisions of such Board Action, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

         3. Upon due authorization by Board Action of the issuance of the Preferred Stock, and upon consideration of the sale of the Preferred Stock and the payment of the consideration therefor in accordance with the terms and provisions of such Board Action, the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

         4. Upon due authorization by Board Action of the issuance of the Debt Securities, and upon consideration of the sale of the Debt Securities and the payment of the consideration therefor in accordance with the terms and provisions of such Board Action, the Debt Securities will be duly authorized, validly issued, and delivered.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the "Legal Matters" section of the prospectus included in the

Allied Capital Corporation
August 10, 2001
Page 3


         Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                             Very truly yours,

                                             SUTHERLAND ASBILL & BRENNAN LLP



                                             By:  /s/ Cynthia M. Krus
                                                  ------------------------------
                                                          Cynthia M. Krus